REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR THIRD QUARTER 2013

MIAMI, November 7, 2013 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) reported financial results today for the third quarter ended September 30, 2013.

•	Revenue reached a record $166.0 million for the third quarter of 2013, an increase of 4.4 percent over the third quarter of 2012 on improved pricing and increased occupancy.

•	Adjusted EBITDA was a record $50.5 million for the third quarter of 2013, compared to $41.1 million for the third quarter of 2012.

•
Net Yield for the third quarter of 2013 increased 10.6 percent to $638.08 from $577.00 in 2012, while net income was a record $32.9 million in the third quarter of 2013 compared to $21.0 million in the third quarter of 2012.

Commenting on the third quarter financial results, the Company's Chairman and CEO, Frank Del Rio, stated, “We are pleased to have reached record revenues, Adjusted EBITDA and net income for the third quarter. Along with our financial results, we were also proud to take home Virtuoso's "Best Luxury Cruise Line" honor for the third consecutive year. Both our financial results and market accolades are a reflection of the focus we place on providing our guests with an exceptional experience."
Other key operating metrics for the third quarter of 2013 compared to the prior year are as follows:

•	Net Cruise Cost per APCD, excluding Fuel and Other expense, increased 0.2 percent to $287.15 in 2013 from $286.53 in 2012.

•	Fuel expense, net of settled hedges, was $9.7 million compared to $9.1 million for the third quarter of 2012, driven by higher prices on flat consumption per APCD.

•	Other expense was $1.3 million compared to $0.9 million for the third quarter of 2012.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 250 destinations around the globe.
About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Mike Hicks
Senior Director, Finance	Lou Hammond & Associates
305-514-2245	561-655-3836
jworth@prestigecruiseholdings.com	michaelh@lhammond.com

Terminology
Adjusted EBITDA is net income (loss) excluding depreciation and amortization, interest income, interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments in connection with the calculation of certain financial ratios in accordance with our credit agreements.
Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.
EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).
Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.
Gross Yield represents total revenue per APCD.
Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.
Net Cruise Cost excluding Fuel and Other represents Gross Cruise Cost excluding commissions, transportation and other expense, onboard and other expense, fuel expense and other expense.
Net Per Diem represents Net Revenue divided by Passenger Days Sold.
Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.
Net Yield represents Net Revenue per APCD.
Occupancy is calculated by dividing Passenger Days Sold by APCD.
Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We utilize a variety of operational and financial metrics which are defined below to evaluate our performance and financial condition. As discussed in more detail herein, we use certain non-GAAP measures, such as EBITDA, Adjusted EBITDA, Net Per Diem, Net Yield and Net Cruise Cost, which allow us to perform capacity and rate analysis to separate the impact of known capacity changes from other less predictable changes which affect our business. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard United States GAAP based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, there exists the possibility that they may not be comparable to other companies within the industry. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

•
It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•
It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.

We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our third quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, adverse economic conditions that may affect consumer demand for cruises, such as declines in the securities and real estate markets, declines in disposable income and consumer confidence, changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies, as well as non-cruise vacation alternatives; our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; changes in interest rates, fuel costs, or foreign currency rates; the risks associated with operating internationally; changes in general economic, business and geopolitical conditions; the impact of changes in the global credit markets on our ability to borrow and our counter party credit risks, including with respect to our credit facilities, derivative instruments, contingent obligations and insurance contracts; the impact of problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; the impact of any future changes relating to how travel agents sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; adverse events impacting the security of travel that may affect consumer demand for cruises, such as terrorist acts, acts of piracy, armed conflict and other international events, including political hostilities or war; the impact of the spread of contagious diseases; the impact of mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting from emergency ship repairs, as well as scheduled maintenance, repairs and refurbishment of our ships; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could, in each case, cause reputation harm, the modification of itineraries or cancellation of a cruise or series of cruises; the continued availability of attractive port destinations; our ability to attract and retain qualified shipboard crew members and key personnel; changes involving the corporate, tax, environmental, health, safety and other regulatory regimes in which we operate; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2013. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at www.rssc.com/about/investors.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue
Passenger ticket	$149,771	$143,152	$392,983	$372,806
Onboard and other	16,185	15,861	40,026	39,082
Total revenue	165,956	159,013	433,009	411,888

Cruise operating expense
Commissions, transportation and other	50,355	53,832	139,564	141,100
Onboard and other	4,651	4,852	11,126	10,260
Payroll, related and food	20,502	20,316	59,922	58,337
Fuel	9,855	9,203	31,384	31,751
Other ship operating	11,212	12,249	32,927	32,620
Other	1,262	912	3,783	8,037
Total cruise operating expense	97,837	101,364	278,706	282,105
Other operating expense
Selling and administrative	18,216	17,257	59,765	55,258
Depreciation and amortization	9,064	10,568	27,432	30,111
Total operating expense	125,117	129,189	365,903	367,474
Operating income	40,839	29,824	67,106	44,414

Non-operating income (expense)
Interest income	67	135	206	360
Interest expense	(9,375)	(9,290)	(29,066)	(25,356)
Other income (expense)	1,272	174	(3,924)	(1,840)
Total non-operating expense	(8,036)	(8,981)	(32,784)	(26,836)
Income before income taxes	32,803	20,843	34,322	17,578
Income tax benefit (expense)	85	136	(24)	(65)
Net income	$32,888	$20,979	$34,298	$17,513

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$145,778	$99,857
Restricted cash	367	—
Trade and other receivables, net	7,001	7,279
Related party receivables	—	1,798
Inventories	6,289	6,572
Prepaid expenses	25,385	17,828
Other current assets	2,930	2,692
Total current assets	187,750	136,026
Property and equipment, net	646,747	637,324
Goodwill	404,858	404,858
Intangible assets, net	82,042	83,556
Other long-term assets	31,721	32,950
Total assets	$1,353,118	$1,294,714

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$2,918	$4,483
Related party payables	2,559	131
Accrued expenses	46,509	43,733
Passenger deposits	187,885	169,463
Derivative liabilities	—	278
Current portion of long-term debt	2,237	—
Total current liabilities	242,108	218,088
Long-term debt	517,196	518,358
Other long-term liabilities	11,040	9,635
Total liabilities	770,344	746,081
Commitments and contingencies
Members' equity
Contributed capital	564,934	564,372
Accumulated earnings (deficit)	18,559	(15,739)
Accumulated other comprehensive loss	(719)	—
Total members' equity	582,774	548,633
Total liabilities and members' equity	$1,353,118	$1,294,714

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net income	$34,298	$17,513
Adjustments:
Depreciation and amortization	27,432	30,111
Amortization of deferred financing costs	1,529	2,232
Accretion of debt discount	520	346
Stock-based compensation	572	676
Unrealized gain (loss) on derivative contracts	455	(1,574)
Loss on disposals of property and equipment	—	303
Write-off deferred financing costs and debt discount	2,500	4,487
Prepayment penalty, excluded from loss on early extinguishment of debt	(2,093)	—
Other, net	(133)	(185)
Changes in operating assets and liabilities:
Trade and other accounts receivable	2,076	1,271
Prepaid expenses and other current assets	(7,051)	83
Inventories	283	(1,876)
Accounts payable and accrued expenses	3,463	6,450
Passenger deposits	18,144	9,838
Net cash provided by operating activities	81,995	69,675
Cash flows from investing activities
Purchases of property and equipment	(32,262)	(19,547)
Change in restricted cash	7,585	509
Acquisition of non-compete	(165)	—
Net cash used in investing activities	(24,842)	(19,038)
Cash flows from financing activities
Repayment of long-term debt	—	(293,500)
Proceeds from refinancing of long-term debt	—	297,000
Debt related costs	(9,239)	(6,784)
Payments on other financing obligations	(2,000)	(2,000)
Costs associated with the early extinguishment of debt	—	(76)
Net cash used in financing activities	(11,239)	(5,360)

Effect of exchange rate changes on cash and cash equivalents	7	76
Net increase in cash and cash equivalents	45,921	45,353
Cash and cash equivalents
Beginning of period	99,857	68,620
End of period	$145,778	$113,973

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(unaudited)

The following table sets forth selected statistical information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Passenger Days Sold	169,659	167,691	492,769	485,665
APCD	173,880	173,880	515,970	509,040
Occupancy	97.6%	96.4%	95.5%	95.4%

Adjusted EBITDA was calculated as follows (in thousands):

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$32,888	$20,979	$34,298	$17,513
Interest income	(67)	(135)	(206)	(360)
Interest expense	9,375	9,290	29,066	25,356
Depreciation and amortization	9,064	10,568	27,432	30,111
Income tax expense, net	(85)	(136)	24	65
Other (income) expense	(1,272)	(174)	3,924	1,840
Equity-based compensation/transactions (a)	143	177	572	676
Fuel hedge gain (b)	151	75	214	1,377
Loss on disposal (c)	—	—	—	303
Other addback expenses per credit agreement (d)	304	484	3,111	1,359
Adjusted EBITDA	$50,501	$41,128	$98,435	$78,240

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.

(b)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).

(c)	Loss on disposal represents write-off of property and equipment during drydocks.

(d)
Other addback expenses per credit agreement represents the net impact of time out of service as a result of unplanned repairs to vessels; expenses associated with professional fees and other costs associated with raising capital through debt and equity offerings; and certain litigation fees. Also included are restructuring charges associated with personnel changes and other corporate reorganizations to improve efficiencies.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Net Per Diem, Gross Yield and Net Yield was calculated as follows (in thousands, except Preliminary Passenger Days Sold, APCD, Net Per Diem and Yield data):

(in thousands, except Passenger Days Sold, Available Passenger Cruise Days, Net Per Diem, and Yield data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Passenger ticket revenue	$149,771	$143,152	$392,983	$372,806
Onboard and other revenue	16,185	15,861	40,026	39,082
Total revenue	165,956	159,013	433,009	411,888
Less:
Commissions, transportation and other expense	50,355	53,832	139,564	141,100
Onboard and other expense	4,651	4,852	11,126	10,260
Net Revenue	$110,950	$100,329	$282,319	$260,528

Passenger Days Sold	169,659	167,691	492,769	485,665
APCD	173,880	173,880	515,970	509,040
Net Per Diem	$653.96	$598.30	$572.92	$536.44
Gross Yield	954.43	914.50	839.21	809.15
Net Yield	638.08	577.00	547.16	511.80

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

(in thousands, except APCD data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total cruise operating expense	$97,837	$101,364	$278,706	$282,105
Selling and administrative expense	18,216	17,257	59,765	55,258
Gross Cruise Cost	116,053	118,621	338,471	337,363
Less:
Commissions, transportation and other expense	50,355	53,832	139,564	141,100
Onboard and other expense	4,651	4,852	11,126	10,260
Net Cruise Cost	61,047	59,937	187,781	186,003
Less:
Fuel	9,855	9,203	31,384	31,751
Other expense	1,262	912	3,783	8,037
Net Cruise Cost, excluding Fuel and Other	$49,930	$49,822	$152,614	$146,215

APCD	173,880	173,880	515,970	509,040
Gross Cruise Cost per APCD	$667.43	$682.20	$655.99	$662.74
Net Cruise Cost per APCD	351.09	344.70	363.94	365.40
Net Cruise Cost, excluding Fuel and Other, per APCD	287.15	286.53	295.78	287.24